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                                                                   EXHIBIT 99


Robert W. Baird & Co. Incorporated
Pre-Programmed Executive Stock Sale Plan

Executive's Name:  H.C.S. Foundation c/o L. Thomas Hiltz
Corporation's Name:  Applied Industrial Technologies, Inc.
Executive's Baird Account No:   Deleted
Executive's E-Mail:  Deleted
Executive's Phone:  Deleted
Corporation's Trading Symbol: AIT

The following are my advance instructions authorizing and directing Robert W. Baird & Co. Incorporated ("Baird") to sell shares of common stock in the Corporation ("Shares") for my Baird account set forth above pursuant to the Pre-Programmed Executive Stock Sale Plan ("Plan") set forth below. As designated below, I authorize and direct Baird to either sell Shares which I currently own ("Direct Shares") or Shares which I will own upon exercise of stock options therefore ("Option Shares"):

     1. Plan Term. Subject to the other terms and conditions of this Plan, I hereby direct Baird to sell Shares for my Baird account during the following time period (complete start date and end date):

          From and starting on 10/26/04 to and including 3/31/05 (the "Term").

     2. Trade Date(s). Subject to the other terms and conditions of this Plan, I hereby authorize and direct Baird to sell Shares for my Baird account on or at the following dates or times during the Term set forth above (check and complete all applicable boxes )(each a "Trade Date"):

          X Any date during the Term that the Shares are trading above the per share price floor set forth below.

     3. Price Limit. Subject to the other terms and conditions of this Plan, I hereby authorize and direct Baird to sell Shares for my Baird account, subject to the following price limit(s) (check and complete all applicable boxes):

          X Per share price floor (minimum per share price, excluding brokers' commissions and transaction fees): $30.00


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     4.   Amount Limit. Subject to the other terms and conditions of this Plan,
          I hereby authorize and direct Baird to sell Shares for my Baird account subject to the following amount limitation(s) (check and complete all applicable boxes):

          X    Maximum number of Shares:  175,000

     5. Sale Formula: Subject to the other terms and conditions of this Plan, I hereby authorize and direct Baird to sell Shares for my Baird account pursuant to the following formula or directions (attach further specific directions, if necessary): maximum shares to be sold per day is 3,000 and the minimum sales price is $30.00 a share

I understand and agree that, upon Baird's receipt of this executed Plan (and any other documents Baird may require), I hereby authorize and direct Baird to use its discretionary authority to sell Shares on my behalf for my Baird account according to the Plan set forth above and that, unless I revoke or modify this Plan in writing delivered to Baird at last three (3) days prior to the next scheduled Trade Date otherwise designated above, sales of Shares pursuant to the Plan may be executed by Baird in its discretion without prior consultation with or notice to me. If any of my instructions set forth above result in conflicting, ambiguous or confusing directions, I hereby authorize and direct Baird to use its discretion to effect whichever of my instructions set forth above it so determines. I understand and agree that any Share sales pursuant to the Plan are not exempt from, and that I must personally comply with, all otherwise applicable securities laws and regulations. I will ensure that, without advance notice or request from Baird, my Baird account at all times contains Shares sufficient to cover the sale directions set forth above, as well as sufficient immediately available cash to pay Baird when due all brokerage commissions and transaction costs. If my account does not contain sufficient Shares and cash to timely satisfy such obligations, Baird is hereby authorized to not effect or cancel any scheduled purchases of Shares and/or terminate this Plan.

                       [executive representations deleted]


/s/ L. Thomas Hiltz
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Executive's Signature